EXHIBIT 32.1
Certification of Chief Executive Officer
Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Quarterly Report of Starling Oncology, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel Virnich, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned has executed and delivered this certificate as of the date set forth opposite his signature below.

Date:	November 5, 2026	/s/ Daniel Virnich
Daniel Virnich Chief Executive Officer
The foregoing certification is being furnished solely to accompany the Report pursuant to 18. U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.